Exhibit 99.1

MEMORANDUM

TO: SPARTA Employees and Stockholders	DATE: July 21, 2003
FROM: Bob Sepucha
SUBJECT: Second Quarter 2003 Report and Stock Price Evaluation

Stock Pricing Results
 The two tables attached at the back of this memo present, respectively, a summary of operating results for the quarter and the past 12 months compared to the same periods one year ago, and the calculation of the resultant stock price to be effective after July 21, 2003. The operating results are discussed in later paragraphs. The new stock price, as shown in the second attached table, is $24.57 per share, an increase of $0.70 per share compared to $23.87 per share as of April 21, 2003.

Net earnings and equity continued to grow in the second quarter. As a result, the equity/share term contributed $0.57 to share price growth and the earnings/share term contributed $0.47. Twelve-month projections continued to be strong, but profit projections relative to the previous twelve months slowed a bit in the second quarter. Consequently, the contribution to share price growth from the growth factor term contributed -$0.34.

Quarterly Stock Trade
 We are experiencing a trend where stock repurchases from terminating employees continue to decline while net profit and net proceeds from stock option exercises continue to grow. Accordingly, even without the benefit of stock purchases from the first quarter bonus distribution, we should see significant funds, in the vicinity of $2,000K, for quarterly pro rata repurchases at the August 21 trade date. We anticipate that liquidity will decline in succeeding dates but still be greater than $1,000K.

For the stock trade on August 21, stockholders wishing to offer stock for repurchase should send in a stock transaction request form to Diane Lavoie in the CBO at least a few days prior to the trade date, offering up to $3,980 in stock (162 shares), along with signed stock certificates for the amount offered. (Note that stock acquired less than 6 months prior to the stock trade date, i.e. acquired after Feb. 21, 2003, may not be offered.) Offerers wishing to sell in excess of $4,000 in stock should submit a second stock transaction request for the amount they desire to sell in excess of $4,000. However, stock certificates associated with this second transaction request should not be included, since the actual amount any offerer will be permitted to sell is subject to pro rata allocation in proportion to the stockholdings of the offerers. Sellers will be notified shortly after August 21 of the results of the pro rata allocation, and will be asked to provide signed stock certificates after notification. Repurchase requests received after August 21 will not be honored regardless of the reason for late arrival, so send them early. Diane Lavoie will fax a list of offers received as of August 14 to each of the Operations as confirmation of receipt of offers as of that date (a benefit of sending in your offer early).

New Contracts
 In the second quarter of 2003, we had eight significant competitive contract/task-order wins, two sole-sources wins, a major contract extension, and three competitive contract/task-order losses. In our Homeland Security business area DSTO, as a subcontractor to Cubic Corporation, won a competitive Indefinite Delivery, Indefinite Quantity (IDIQ) contract from the Defense Threat Reduction Agency in their Weapons of Mass Destruction Defeat Modeling and Simulation program. Our best estimate of the revenue for SPARTA is between $5M-$7M over seven years. DSTO also won a competitive contract under a Broad Area Announcement (BAA) from the Technical Support Working Group for the Improved Explosive Device Component Database program. The total value of this task order is $1.2M over 18 months. ESD won a competitive contract under a BAA from the Defense Advanced Research Projects Agency (DARPA) to investigate Fluorescent Detection of Bio-Aerosols. The value of this contract is $1.1M over 18 months. DSTO lost a competitive contract with the Program Executive Office for Simulation, Training and Instrumentation (PEO-STRI) for their Contamination Avoidance Detector Test Suite (CADTS) Active Stand-Off Chamber Design and Development program. Our proposal was valued at $4.3M over ten months.

In Missile Defense, ASTO was awarded a $44M, 42 month sole-source contract to provide analytical support to the Missile Defense Agency’s (MDA’s) Hercules Decision Architecture program. ASTO was also granted a contract extension to continue support to the MDA Systems Engineering Deputate. This extension is valued at $20M over seven months. As a subcontractor to Computer Science Corporation, ASTO won a competitive task order for sensor technical support to MDA. The value is estimated to be approximately $3.8M over four years (1 year base plus 3 one-year option periods).

As part of our Military Systems business area, several operations contributed to six contract bids within the System Development and Demonstration Phase of the Army’s Future Combat Systems (FCS) program. We were successful in four of them, lost one, and the sixth will be announced within 30 days. TASO, as a subcontractor to Northrop Grumman, won the FCS Logistics Decision Support Systems program for $2.5M over two years. ISSO, as a subcontractor to Northrop Grumman, won the FCS Network Management program, a $6M effort over five years. DSTO, also as a subcontractor to Northrop Grumman, won the FCS Training Support Package program valued at $2.6M over six years. Additionally, DSTO, as a subcontractor to Austin Information Systems, won the FCS Situation Understanding program. The value of this contract is $2.0M over six years. ASTO, as a subcontractor to Northrop Grumman, lost the FCS Battle Command and Mission Execution program. The value of the proposal was $2.3M over six years.

Advanced Logistics Solution, a joint venture partnership between SPARTA and two other companies, lost a competitive task-order from the Army’s Aviation and Missile Command (AMCOM) for the Aviation Reset Logistics Management program. The value of our proposal was $3.5M over three years. Most of this effort was planned for SPARTA. SMDO lost a competitive contract for DARPA’s Clustered Human Attack Rotor Vehicle (CHARV) program. The value of our proposal was $3.5M over three years.

Effective 20 June 2003, SPARTA acquired the Network Security Research division of Network Associates, Inc. This division, which is now a part of ISSO, immediately won a sole-source contract from Veridian IT Services. The source of the funds for this program is the National Security Agency and the Navy’s Space and Naval Warfare Systems Command. This program is for development of High Assurance Internet Protocol Encryptors (HAIPE), and the value is $2.8M over two years plus options.

2003 Business Performance and Outlook
 The second quarter was the first in our history when sales exceeded $50M. Sales of $51.0M were up 8% from the first quarter and up 25% from the second quarter of 2002. Corresponding increases in gross profits were 8% and 18%, respectively. Firm and assured contract backlog was $187.5M at the end of the second quarter, an increase of 4% from the first quarter and 8% from the start of the year.

Year-to-date sales for 2003 are $98.1M, an increase of 28% above our performance in the first half of 2002. Gross profits are up 20% and direct labor is up 12%, the latter indicating that subcontracts are a major contributor to the increase in sales. Relative to the first half of 2002, contract backlog is up 28%.

Our business plan for 2003 is based on sales of $188M, a conservative estimate used for internal budgeting. A linear extrapolation of our performance in the first half of the year suggests we will reach $196M by the end of the year. With the usual growth we experience in the second half, expectations are that we will exceed this estimate. The extent to which this materializes is heavily dependent on our ability to increase staff and book actuals from our subcontractors.

In the second quarter, we hired 91 people, almost twice as many as in the first quarter, and we lost 21 employees, 55% fewer than we lost in the first quarter. If we maintain this pace through the rest of the year we will have increased our staff by over 120 people since the end of 2002.

2003 Financial Performance and Outlook
 Net earnings in the second quarter were $2.5M, essentially the same as for the first quarter but 7% above the second quarter of 2002. Year-to-date earnings are up 14% relative to the first half of 2002. Profitability this past quarter was 5.0% of sales, slightly below the profitability in the first quarter. Year-to-date profitability was 5.1% compared to 5.8% a year ago. While we most likely will not be able to sustain 6+% profitability as sales approach $200M, we must nonetheless continue to seek ways to keep profitability as far above 5.0% as possible. Otherwise, continued significant stock price growth will demand even greater sales growth than we currently project.

Stockholders’ equity stood at $32.1M at the end of the quarter, $3.0M (10%) more than the first quarter and $6.6M (+26%) more than the second quarter of 2002. This growth reflects increases in earnings and stock option exercises, and the completion of the buyback of SPARTA stock from SAIC. We should expect equity to continue to rise in succeeding quarters although not at the rate of the first quarter without the benefit of the end-of-year bonus stock distribution.

At the end of the quarter, we had $18.9M in cash and investments, $6.7M more than the first quarter. Cash management remained strong with our average Days Sales Outstanding (DSO) at 64 days, equivalent to the 2002 average and five days less than the average at the end of the first quarter.

We continue to be debt-free with respect to our bank line of credit, and we do not currently anticipate drawing down on the line of credit in the foreseeable future. The net long-term debt was -$6.0M at the end of the quarter, i.e., cash and investments more than offset debt due to deferred taxes and stock promissory notes. This is an improvement of $7.7M from the previous quarter and $5.6M from the second quarter of 2002. Our bank debt-to-equity increased to 0.5 for the quarter, up from 0.4 at the end of the first quarter. Our subordinated stock note balance decreased $0.6M during the quarter as a result of scheduled principal payments. No new notes were issued during the quarter.

Other Matters

As noted on the New Contracts section, we completed the acquisition of the Network Security Research division of Network Associates, Inc. on June 20. This acquisition brings to our Information Security Systems Operation thirteen professionals and approximately $7M of contract backlog. It represents a significant enhancement of SPARTA’s capabilities in information technology R&D.

All statements in this memorandum that do not directly and exclusively relate to historical facts constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements represent the Company’s intentions, plans, expectations and beliefs, and are subject to risks, uncertainties and other factors, many of which are outside the Company’s control. These factors could cause our actual results, performance, achievements or industry results to differ materially from the results, performance or achievements expressed or implied by such forward-looking statements. These factors are described in more detail in the Company’s Annual Report on Form 10-K for the fiscal year ended December 29, 2002, and such other filings that the Company makes with the SEC from time to time. Due to such uncertainties and risks, readers are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date hereof.

[This document constitutes part of a prospectus relating to securities that have been registered under the Securities Act of 1933.]

SPARTA, INC.
OPERATING RESULTS
AS OF June, 2003

	For the three months ended		For the twelve months ended
Business Results
(in $K, unless otherwise noted)	June 03	June 02	June 03	June 02

Sales ($M)	$51.0	$40.8	$183.6	$149.1
Gross earnings	4,667	3,964	16,817	14,976
Net income	2,528	2,373	9,524	8,897
Stock tax benefit	250	220	1,740	1,862
Stock sales — Receivable	41	35	(169)	(139)
Deferred Stock (Rabbi Trust)	39	42	(79)	21
Stock sales — exercise	1,297	864	5,910	4,667
Stock sales — retirement plans	945	828	3,687	3,212
Stock sales — bonus	0	0	1,096	931
Total Stock Sales	2,242	1,692	10,693	8,810
Stock repurchases:
— Cash	2,169	3,994	14,865	16,343
— Promissory notes	0	0	183	3,450
Total Stock Repurchases	2,169	3,994	15,048	19,794

Business Projections and Backlog	At June 30,	At December 29,	At June 30,
(in $M, unless otherwise noted)	2003	2002	2002

Contract backlog	187.5	174.6	146.6
Proposal backlog	59.3	61.1	82.4
Twelve month projected sales	205.4	196.8	173.0
Twelve month projected earnings ($K)	18,403	16,835	15,387

	At June 30,	At December 29,	At June 30,
Breakdown of Stockholders Equity ($M)	2003	2002	2002

Stock sales	$32.50	$25.16	$21.81
Stock sales receivables	($1.14)	(0.47)	(0.97)
Deferred stock compensation	($0.45)	(0.29)	(0.37)
Stock repurchases	($30.35)	(24.88)	(15.30)
Stock tax benefit	$12.18	11.21	10.44
Retained earnings	$19.31	14.27	9.78

Equity for Stock Pricing	$32.05	$25.00	$25.39

Less value of SAIC preferred stock	0.00	0.00	(2.49)

SEC Equity	$32.05	$25.00	$22.90

Subordinated stock notes	9.35	10.35	11.45

Net Worth	$41.40	$35.35	$36.84

	At June 30,	At December 29,	At June 30,
Stock Notes ($M)	2003	2002	2002

Total note balance	$9.35	$10.35	$11.45
Long-term subordinated	$6.90	$8.09	$9.25

STOCK PRICE CALCULATION
(Business Data as of 6/29/2003)

	Equity		Growth		Earnings
	Term		Term		Term

	SE+SN+CX					NP+STB

PRICE =	SI+SV	+	7 x FG	x	( 2 YR AVG	SI+SV )

Stock Ownership		Equity Term ($K)

Shares Issued (SI)	5,019	Stockholders Equity (SE)	32,052
Option Vested (SV)	761	Subordinated Notes (SN)	6,898
		(Long Term Portion)
	5,780	Cost to Exercise SV (CX)	10,661

		SE + SN + CX =	49,611

Equity Term/Share

SE+SN+CX		49,611

SI+SV	=	5,780	=	$8.583

Growth Term (FG)

			Less Extraordinary
		Less SIT	Gain/Misc. Income
Gross Earnings ($K)
Past 12 Months	16,818	15,950	15,839
Past 24 Months	31,794	30,360	30,211
12 Month Projection	16,760	(Contract Backlog + Weighted Proposal Backlog)

2
FG	=	[ {Past 12 Months + 12 Months Projection} /	Past 24 Months ]

2
FG	=	[ ( 15,839 + 16760 ) / 30,211 ] = 1.164

Earnings Term ($K)					Previous 7 Quarters

Net Earnings for Quarter		(NP)	=	2,703	0.458
(Unallowable stock compensation added back)					0.464
Stock Tax Benefit		(STB)	=	250	0.499
					0.464
Quarter	NP+STB	= ( 2703.4 + 250.033 ) / 5,780			0.463

	SI+SV	=		0.511	0.494
					0.570

2 YR AVG	NP+STB	= ( 0.511 + 3.412 ) / 2			3.412

	SI+SV	=		1.962

Stock Price Computation

     Note: Growth Term may not exceed 1.500

Price/Share =	$8.583	+	7	x	1.164	x	1.962	=	$24.57

12 Month Earnings/Share				=			$2.04
Price-To-Earnings Ratio				=			12.1